Exhibit 4.2

Execution Copy

RATIFICATION AGREEMENT

This RATIFICATION AGREEMENT, dated as of July 2, 2014 (this “Ratification”), to the Credit Agreement referred to below is delivered by each of the undersigned (each a “Loan Party”). Capitalized terms used herein but not defined have the meaning prescribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Integra LifeSciences Holdings Corporation (“Borrower”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (“Bank”), and the other lenders from time to time party thereto (the “Lenders”) entered into that certain Amended and Restated Credit Agreement dated as of August 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Credit Agreement”);

WHEREAS, in connection with the Original Credit Agreement, the Loan Parties executed that certain Amended and Restated Subsidiary Guaranty dated as of August 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, in connection with the Original Credit Agreement, the Loan Parties executed that certain Amended and Restated Security Agreement dated as of August 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, in connection with the Original Credit Agreement, the Loan Parties executed that certain Amended and Restated Pledge Agreement dated as of August 10, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”, and collectively with the Guaranty and the Security Agreement, the “Ratified Documents”);

WHEREAS, the Original Credit Agreement was amended and restated June 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) and in connection therewith, all obligations under the Ratified Documents were ratified in accordance with that certain Ratification Agreement dated as of June 8, 2011;

WHEREAS, the parties to the Existing Credit Agreement have agreed to enter into a Third Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, it is a condition of effectiveness of the Credit Agreement that each Loan Party deliver to the Administrative Agent and the Lenders an executed counterpart of this Ratification;

NOW THEREFORE, in consideration of the agreements set forth above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.1 Acknowledgment and Ratification of the Ratified Documents. Each Loan Party hereby (a) acknowledges its receipt and review of, and acknowledges the terms and conditions under, the Credit Agreement, (b) agrees to be bound by Section 10.20 of the Credit Agreement, (c) agrees that all the references in the Ratified Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement and any amendment, restatement, supplement or other modification thereof from time to time in accordance with its terms, (d) represents and warrants that attached hereto as Exhibit A (excluding Item C to Schedule I of the Security Agreement, it being understood that Item C to Schedule I of the Security Agreement shall be delivered in accordance with Section 6.16 of the Credit Agreement) (the “Updated Schedules”) are true and correct in all material respects as of the date hereof, (e) agrees that with respect to Domestic Subsidiaries that own no material assets other than equity interest in one or more Foreign Subsidiaries, to the extent necessary to avoid adverse tax consequences for such Domestic Subsidiary, the pledge of the capital stock or Equity Interests of such Domestic Subsidiaries shall constitute no more than (i) 65% of the voting rights in such entity and (ii) 100% of all other rights in such entity, (f) acknowledges that the terms and conditions of the Ratified Documents remain unchanged as of the date hereof except for the substitution of the Updated Schedules as the applicable schedules to the Pledge Agreement and the Security Agreement as of the date hereof, and (g) agrees that the Ratified Documents (including the Updated Schedules) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

1.2 Grant. Without limiting the generality or effectiveness of the ratification set forth in Section 1 hereof, and in consideration of the Third Amended and Restated Credit Agreement and the modifications and amendments therein, each of the undersigned Loan Parties hereby pledges, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and for the ratable benefit of the Secured Parties, a continuing security interest in all of such party’s right, title and interest in and to (a) the Collateral, as such term is defined in the Pledge Agreement, to secure the Secured Obligations, as such term is defined in the Pledge Agreement and (b) the Collateral, as such term is defined in the Security Agreement, to secure the Secured Obligations, as such term is defined in the Security Agreement, in each case subject in all respects to the terms and conditions of the Pledge Agreement or Security Agreement, as applicable.

1.3 Confirmation of the Ratified Documents. All of the indebtedness, liabilities and obligations owing by the Loan Parties under the Ratified Documents shall continue as obligations hereunder and thereunder and neither the execution and delivery of this Ratification nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Ratified Documents or the security interests created thereunder.

1.4 Loan Document. This Ratification shall constitute a Loan Document under the terms of the Credit Agreement.

1.5 Counterparts; Telecopy. This Ratification may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Ratification shall become effective when it shall have been executed by Bank and when Bank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Ratification by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Ratification.

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1.6 GOVERNING LAW. THIS RATIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Ratification to be executed by their respective officers thereunto duly authorized, as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

ASCENSION ORTHOPEDICS, INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

CONFLUENT SURGICAL, INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

ENDOSOLUTIONS, INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

INTEGRA BURLINGTON MA, INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

RATIFICATION AGREEMENT

Signature Page

INTEGRA LIFESCIENCES CORPORATION, a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

INTEGRA LIFESCIENCES SALES LLC, a Delaware limited liability company

By:	Integra LifeSciences Corporation as its Sole Member

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President and Chief Executive Officer

INTEGRA NEUROSCIENCES (INTERNATIONAL), INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

INTEGRA YORK PA, INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	Vice President

J. JAMNER SURGICAL INSTRUMENTS, INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	Vice President

SEASPINE, INC., a Delaware corporation

By:	/s/ Peter J. Arduini
Name:	Peter J. Arduini
Title:	President, Chief Executive Officer

RATIFICATION AGREEMENT

Signature Page

ACKNOWLEDGED AND ACCEPTED:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

RATIFICATION AGREEMENT

Signature Page

EXHIBIT A

See attached.

UPDATED SCHEDULE I TO PLEDGE AGREEMENT

Item A.	Pledged Notes

Pledgor (Holder)	Securities Issuer (Maker)	Date	Original Principal Amount
Integra LifeSciences Holdings Corporation	J. Jamner Surgical Instruments, Inc.	12-22-04	$24,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	05-12-06	$101,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	05-07-07	$30,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	05-11-07	$4,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	12-28-07	$4,112,500.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	11-30-09	$12,500,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	EndoSolutions, Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	J. Jamner Surgical Instruments, Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	Integra Luxtec, Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	Integra NeuroSciences (International), Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	Integra Radionics, Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	IsoTis OrthoBiologics, Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	Miltex, Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Holdings Corporation	Minnesota Scientific, Inc.	08-10-10	$600,000,000.00
Integra LifeSciences Corporation	Theken Spine, LLC	08-10-10	$600,000,000.00

Pledgor (Holder)	Securities Issuer (Maker)	Date	Original Principal Amount
Integra LifeSciences Holdings Corporation	SeaSpine, Inc.	07-21-11	$600,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	10-19-10	$30,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	09-23-11	$50,000,000.00
Integra LifeSciences Holdings Corporation	Ascension Orthopedics, Inc.	11-18-11	$600,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Sales LLC	10-31-12	$600,000,000.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	07-28-13	$14,205,812.00
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	09-01-13	$20,000,000.00
Integra LifeSciences Corporation	Integra Euro Holdings Inc.	12-06-13	$141,122.82
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	01-15-14	$150,000,000.00
Integra LifeSciences Holdings Corporation	Confluent Surgical, Inc.	03-13-14	$600,000,000.00

Item B.	Pledged Shares

Pledgor	Securities Issuer	Authorized Shares Interests	Outstanding Shares	% of Shares Pledged	Certificate No.
Integra LifeSciences Holdings Corporation	Integra LifeSciences Corporation	100 common	100	100%	2
Integra LifeSciences Corporation	J. Jamner Surgical Instruments, Inc.	2,000 common	500	100%	124
Integra LifeSciences Corporation	Integra NeuroSciences (International), Inc.	3,000 common	100	100%	2
Integra LifeSciences Corporation	Integra York PA, Inc. (f/k/a Miltex, Inc.)	1,000 common	100	100%	3

Pledgor	Securities Issuer	Authorized Shares Interests	Outstanding Shares	% of Shares Pledged	Certificate No.
Integra York PA, Inc.	EndoSolutions, Inc.	1,000 common	100	100%	3
Integra LifeSciences Corporation	Integra LifeSciences (Canada) Holdings, Inc.	1,000 common	100	100%	1
Integra LifeSciences Corporation	IsoTis, Inc.	100,000,000 common 10,000,000 preferred	1,000 common	100%	1
Integra LifeSciences Corporation	Precise Dental Holding Corp.	2,000 common	50 -2/3	100%	15
Integra York PA, Inc.	Integra Euro Holdings, Inc.	2,000 common	28	100%	4
J. Jamner Surgical Instruments, Inc.	Integra Euro Holdings, Inc.	2,000 common	313	100%	5
Integra NeuroSciences (International), Inc.	Integra Euro Holdings, Inc.	2,000 common	669	100%	6
Integra LifeSciences Corporation	Integra Burlington MA, Inc. (f/k/a Integra Radionics, Inc.)	1,000 common	100	100%	1
Integra LifeSciences Corporation	SeaSpine, Inc.	3,000 common	1,451	100%	54
Integra LifeSciences Corporation	Ascension Orthopedics, Inc.	100 Common	100	100%	1
Integra LifeSciences Corporation	Confluent Surgical, Inc.	6,500,000 Common 41,136,859 all classes	88.02 common	100%	5

Item C.	Pledged Membership Interests

Pledgor	Securities Issuer	No. of Membership Interests	Membership Interests % of Interests Pledged	Certificate No.
Integra LifeSciences Corporation	Integra LifeSciences Sales LLC (Delaware)	1	100%	2

Item D.	Pledged Partnership Interests

None.

UPDATED SCHEDULE I TO SECURITY AGREEMENT

Item A.	State of Organization, Identification Number, Chief Executive Office

Grantor; Chief Executive Office	State of Organization	Identification Number
Integra LifeSciences Holdings Corporation	Delaware	2199700
311 Enterprise Drive
Plainsboro, NJ 08536

Ascension Orthopedics, Inc.	Delaware	2686969
8700 Cameron Road
Austin, TX 78754

Confluent Surgical, Inc.	Delaware	2928705
311 Enterprise Drive
Plainsboro, NJ 08536

EndoSolutions, Inc.	Delaware	3436217
589 Davies Drive
York, PA 17402

Integra LifeSciences Corporation	Delaware	2363821
311 Enterprise Drive
Plainsboro, NJ 08536

Integra LifeSciences Sales LLC	Delaware	3826429
311 Enterprise Drive
Plainsboro, NJ 08536

Integra NeuroSciences (International), Inc.	Delaware	2902491
311 Enterprise Drive
Plainsboro, NJ 08536

Integra Burlington MA, Inc.	Delaware	4077406
22 Terry Avenue
Burlington, MA 01803

Integra York PA, Inc.	Delaware	4079576
589 Davies Drive
York, PA 17402

J. Jamner Surgical Instruments, Inc.	Delaware	0769265
40 Saw Mill River Road, Suite UL-4
Hawthorne, NY 10532

SeaSpine, Inc.	Delaware	3506438
2302 La Mirada
Vista, California 92081

Item B.	Location of Equipment & Inventory (Owned Locations)

Grantor Mailing Address	County	State
Integra York PA, Inc.	York	Pennsylvania
589 Davies Drive
York, PA 17402

Integra LifeSciences Corporation	Hamilton	Ohio
4900 Charlemar Drive
Cincinnati, OH 45227

Item C.	Leased Property; Bailees

To be delivered pursuant to Section 6.16(b) of the Credit Agreement.

Item D.	Trade Names

Grantor	Trade Name
Integra LifeSciences Corporation	Integra

Integra LifeSciences Corporation	Integra LifeSciences

Integra LifeSciences Corporation	Integra NeuroSciences

Integra LifeSciences Corporation	Integra Neurosupplies (NSI)

Integra LifeSciences Corporation	Integra Pain Management

J. Jamner Surgical Instruments, Inc.	Jarit Instruments

Integra York PA, Inc.	Miltex

Item E.	Commercial Tort Claims

Description of
Grantor	Commercial Tort Claim
None